Exhibit 4.6

TRUST INDENTURE

between

DOMTAR INC.

and

COMPAGNIE MONTREAL TRUST –

MONTREAL TRUST COMPANY

In respect of

10% Debentures due 2011

Bearing formal date of April 15, 1987

THIS INDENTURE dated as of April 15, 1987 between DOMTAR INC., a corporation continued under the Canada Business Corporations Act (herein called the “Company”) having its principal office at 395 de Maisonneuve Blvd. West, Montreal, Quebec, H3A 1L6 and MONTREAL TRUST COMPANY – COMPAGNIE MONTREAL TRUST, a Quebec corporation duly authorized to carry on the business of a trust company (herein called the “Trustee”).

Recitals of the Company

The Company has duly authorized the creation of an issue of its 10% Debentures due 2011 (herein called the “Securities”) of substantially the tenor and amount herein set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the acquisition of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of all Holders of the Securities and the coupons thereto appertaining, as follows:

ARTICLE ONE

Definitions and Other Provisions of General

Application

Section 101. Definitions.

(a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“This Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

All references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein”, “hereof”, “hereunder” and “herewith” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(b) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Canada and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Canada at the date or time of such computation;

(c) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

“Act” when used with respect to any Securityholder has the meaning specified in Section 103.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the ownership, directly or indirectly, of more than 50% of the Voting Stock of such Person; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Obligation” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the rate of interest implicit in such transaction, if known, or at the rate of 10% if such implicit rate is not known) of the obligation of the lessee for the net rental payments (as described below) during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) entered into in connection therewith, such present value to be established as at the date as at which the ratio between Exempted Debt and Consolidated Net Tangible Assets is determined and in accordance with generally accepted accounting principles. The term “net rental payments” under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of indemnities (other than any constituting basic rent) or maintenance and repairs, insurance, taxes, assessments, water rates, utilities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, production or other measures of economic performance, maintenance and repairs, insurance, taxes, assessments, water rates, utilities or similar charges.

“Authorized Newspaper” means a newspaper of general circulation in the relevant area, printed in the English language and, if the relevant area is in the Province of Quebec, also in the French language, and customarily published on each business day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Newspapers.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee or member of the board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or by another officer of the Company acceptable to the Trustee as having been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Branch Security Register” and “Branch Security Registrar” have the respective meanings specified in Section 305.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday,

Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close for the entire day.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person as lessee with respect to any lease that is required to be capitalized on its balance sheet in accordance with generally accepted accounting principles. The amount of any Capitalized Lease Obligation at any time shall be the amount at which it is carried on the balance sheet of the lessee at such time in accordance with such principles.

“Central Security Register” has the meaning specified in Section 305.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request”, “Company Order” and “Company Consent” mean, respectively, a written request, order or consent delivered to the Trustee after having been signed in the name of the Company by its Chairman of the Board, President or a Vice-President, and by its Secretary, an Assistant Secretary, its Treasurer, an Assistant Treasurer, its Controller or an Assistant Controller or by any two officers of the Company duly authorized for the purpose by a Board Resolution and acceptable to the Trustee.

“Consolidated Funded Debt” of the Company and its Restricted Subsidiaries means all Funded Debt of the Company and its Restricted Subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles.

“Consolidated Net Income”, with reference to any period, of the Company and its Subsidiaries means the aggregate of the net income of the Company and its Subsidiaries, excluding all extraordinary items, after eliminating all intercompany items and portions of earnings properly attributable to minority interest in shares of such Subsidiaries, all computed in accordance with generally accepted accounting principles.

“Consolidated Net Tangible Assets”, with respect to the Company and its Restricted Subsidiaries, means the total of all assets appearing on a consolidated balance sheet of the Company and its Restricted Subsidiaries, less the sum of the following amounts appearing on such consolidated balance sheet:

(i)	amounts, if any, at which goodwill, trademarks, tradenames, copyrights, patents and other similar intangible assets (other than timber licenses) and unamortized stock or debt commission, discount, expense and premium shall appear as assets,

(ii)	in the case of any asset of the Company, the amount of any write-up of the value of such asset if made on the books of the Company subsequent to December 31, 1985, and in the case of any asset of a Restricted Subsidiary, the amount of any write-up of the value of such asset if made on the books of such Restricted Subsidiary after the later of December 31, 1985, or a date six months prior to the date on which such Restricted Subsidiary became a Subsidiary,

(iii)	all amounts at which investments in Subsidiaries which are not being consolidated shall appear on such consolidated balance sheet as assets,

(iv)	the amount of all liabilities appearing on such consolidated balance sheet as current liabilities, and

(v)	any minority interest appearing on such consolidated balance sheet;

all as determined on a consolidated basis in accordance with generally accepted accounting principles.

“Coupon Security” means any Security of the form set forth in Section 203.

“Debenture Trust Deed” means the Trust Deed of Hypothec, Mortgage and Pledge and Deed of Trust and Mortgage bearing formal date of June 1, 1958 between the Company and National Trust Company, as trustee, as heretofore and hereafter amended and supplemented, providing for the issue and securing of debentures of the Company.

“Debt” means all Capitalized Lease Obligations and any undischarged indebtedness for money borrowed, whether or not evidenced by any note, bond, debenture or other instrument; provided, however, that Debt shall not include any Debt for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity or redemption date thereof.

“Defaulted Interest” means any interest on any Fully Registered Security which is payable, but which has not been punctually paid or duly provided for, on any Interest Payment Date.

“Event of Default” has the meaning specified in Section 501.

“Exempted Debt” means without duplication (a) all Debt of the Company and its Restricted Subsidiaries which is secured by a Mortgage described in clause (vii) of Section 1008, (b) all Funded Debt of Restricted Subsidiaries described in paragraph (e) of Section 1012, and (c) all Attributable Obligations in respect of Sale and Leaseback Transactions described in paragraph (b) of Section 1009.

“Fully Registered Security” means any Security of the form set forth in Section 202.

“Funded Debt” of any Person means any Debt, whether issued, assumed or guaranteed by such Person, maturing by its terms more than one year from the date of issuance, assumption or guarantee thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of issuance, assumption or guarantee thereof by such Person; provided, however, that when determining the principal amount of Funded Debt outstanding at any date, there shall be excluded therefrom any amount thereof due within one year of such date.

“Holder” when used with respect to any Security means a Securityholder, and when used with respect to any coupon means the bearer thereof.

“Independent” when used with respect to any specified Person means such a Person who (1) is in fact independent, (2) does not have any material direct or indirect financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person’s opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and the signer is Independent within the meaning hereof.

“Interest Payment Date” means the Stated Maturity of an instalment of interest on the Securities.

“Majority Securityholders’ Act” means any Act by the Holders of Securities which has been (a) signed by or for the Holders of not less than two-thirds in principal amount of the Outstanding Securities; or (b) adopted by the Holders of two-thirds in principal amount of the Outstanding Securities voting thereon at a meeting of the Holders of Securities duly held pursuant to the provisions of Article Nine, provided that, where the action provided for in any such Act adopted at a meeting as aforesaid is inconsistent with the action provided for in a prior Act of the Securityholders first delivered to the Trustee within the preceding 60 days, such subsequent Act shall not be a Majority Securityholders’ Act, unless it shall have been adopted at said meeting by the votes of the Holders of two-thirds in principal amount of all the Outstanding Securities.

“Maturity” when used in respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mining Property” means any (a) mine, (b) facility for processing material from a mine or (c) property containing reserves of minerals (other than (i) any such mine or facility principally used in connection with the production of oil or gas and (ii) any such property whose reserves consist principally of oil or gas), in each case owned or leased by the Company or any Subsidiary and located within Canada or the United States of America, other than (x) any such mine, facility or property which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety or (y) any portion of any such mine, facility or property which is similarly found not to be of material importance to the use or operation thereof.

“Mortgage” means any mortgage, hypothec, privilege, pledge, security interest, floating charge or other similar lien or encumbrance.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice-President, and by the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company (or by any two officers of the Company duly authorized for the purpose by a Board Resolution and acceptable to the Trustee), and delivered to the Trustee. Wherever this Indenture requires that an Officers’ Certificate be signed also by an engineer or an accountant or other expert, such engineer, accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company, and shall be appointed by Company Order and be acceptable to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company (whether or not in the employ of the Company), and shall be appointed by Company Order and acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)	Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as a Paying Agent) for the Holders of such Securities and any coupons thereto appertaining; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)	Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining which Persons are entitled to vote at a meeting of Holders of Securities or whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, or any other obligor upon the Securities or any Affiliate of the Company, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the entitlement to vote, the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person, which may be the Company, authorized by the Company to pay the principal of and premium, if any, or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means any municipality referred to in Section 301.

“Place of Registration” means and includes the principal office of the Trustee in each of the Cities of Halifax, Saint John, Montreal, Toronto, Winnipeg, Regina, Calgary or Vancouver or any other office or agency appointed by the Company pursuant to Section 1002.

“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Principal Facility” means any mill, converting plant or manufacturing plant owned or leased at the date of this Trust Indenture or hereafter acquired or leased by the Company or any Subsidiary and which is located within Canada or the United States of America, other than (a) any such mill or plant which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety or (b) any portion of any such mill or plant which is similarly found not to be of material importance to the use or operation of such mill or plant.

“Principal Property” means, as the context may require, any real or immoveable property forming part of or constituting any or all of the following: any Principal Facility, Mining Property or Timberlands.

“Purchase Money Obligation” means any indebtedness, whether or not secured, incurred in respect of the cost of acquisition of any property (including shares of capital stock or Debt) or of the cost of construction or improvement of any property acquired, constructed or improved after the date of this Indenture, which indebtedness existed at the time of acquisition or was created, issued, incurred, assumed or guaranteed contemporaneously with the acquisition, construction or improvement or within 120 days after the completion thereof and includes any extension, renewal or refunding of any such indebtedness if the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased.

“Redemption Date” when used with respect to any Security to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Coupon Security” means any Coupon Security registered as to principal.

“Registered Holder” when used with respect to any Registered Security means the Person in whose name such Security is registered in the Central Security Register.

“Registered Security” means any Security registered in the Central Security Register and includes any Registered Coupon Security.

“Regular Record Date” for the interest payable on any Interest Payment Date means the date specified in Section 301.

“Responsible Officer” when used with respect to the Trustee means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means (a) a Subsidiary which owns or leases any interest in a Principal Property and (b) a Subsidiary which the Board of Directors shall have determined to be a Restricted Subsidiary. Any determination mentioned in (b) shall be irrevocable provided, however, that the Board of Directors may determine that a Restricted Subsidiary (as defined in (a) or (b)) shall cease to be a Restricted Subsidiary and shall become an Unrestricted Subsidiary if (i) a Person other than the Company or a Restricted Subsidiary shall hold a minority interest in such Restricted

Subsidiary of at least 15% of the common shareholders’ equity of such Restricted Subsidiary; (ii) after giving effect to such determination, the Company is entitled to issue Funded Debt in the principal amount of at least one dollar; and (iii) immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, no Event of Default or event which, with the giving of notice or the passage of time, would constitute an Event of Default, shall exist.

“Sale and Leaseback Transaction” has the meaning ascribed to it in Section 1009.

“Security” or “Securities” means any Security or Securities, as the case may be, authenticated and delivered pursuant to this Indenture.

“Securityholder” means a bearer of an Unregistered Security or a Registered Holder of a Registered Security.

“Security Registers” has the meaning specified in Section 305.

“Senior Funded Debt” means Funded Debt which in right of payment is senior to the Securities and includes the debentures issued and outstanding under the Debenture Trust Deed.

“Special Record Date” for the payment of any Defaulted Interest (as defined in Section 307) means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity” when used with respect to any Security or any instalment of interest thereon means the date specified in such Security or in the coupon representing such instalment of interest as the fixed date on which the principal of such Security or such instalment of interest is due and payable.

“Subsidiary” means any corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by or for the Company or by or for any corporation in like relation to the Company and includes any corporation in like relation to a Subsidiary.

“Timberlands” means any real or immovable property located within Canada or the United States of America and (a) which is owned by the Company or any Subsidiary and contains, or (b) with respect to which the Company or any Subsidiary is entitled under any lease, license or similar agreement to cut and remove, standing timber which is (or upon completion of a growth cycle then in process is expected to become) of a commercial quantity and of merchantable quality, other than (i) any such property which at the time of determination is not held primarily for the production of any lumber or other wood products, (ii) any such property which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Subsidiaries as an entirety, (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property or (iv) any reserves of oil or gas located under any such property.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unregistered Security” means any Coupon Security or temporary bearer Security not registered as to principal.

“Unrestricted Subsidiary” means a Subsidiary which is not or which has ceased to be a Restricted Subsidiary.

“Voting Stock” means shares of capital stock of any class of a corporation having under all circumstances the right to elect at least a majority of the board of directors of such corporation, provided that, for the purposes hereof, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Stock nor shall any shares be deemed to cease to be Voting Stock solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all of whose Voting Stock (other than shares required to be owned by directors under any applicable law) are owned by the Company and/or one or more of its Wholly-Owned Restricted Subsidiaries.

Section 102. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 103. Acts of Holders of Securities.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing, (2) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article Nine, or (3) a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments or so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 906.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The principal amount of Unregistered Securities held by any Person executing any such instrument or writing as a Securityholder, and the numbers of such Unregistered Securities, and the date of his holding the same, may be proved by the production of such Securities or by a certificate executed by any trust company, bank, banker or other Person, wherever situated, acceptable to the Trustee, if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Unregistered Securities therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as a Securityholder, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such holding of any Unregistered Security continues until (1) another certificate bearing a later date issued in respect of the same Unregistered Security is produced, or (2) such Unregistered Security is produced by some other Person, or (3) such Unregistered Security is registered as to principal or is surrendered in exchange for a Fully Registered Security, or (4) such Unregistered Security is no longer Outstanding.

(d) The fact and date of execution of any such instrument or writing and the amount and numbers of Unregistered Securities held by the Person so executing such instrument or writing may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(e) The holding of Registered Securities shall be proved by the Central Security Register.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 104. Notices, etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Securityholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal office in the City of Montreal or at any other address previously furnished by notice in writing to the Company by the Trustee and notified to the Securityholders in accordance with Section 105, or

(2) the Company by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder if in writing and either mailed, first-class postage prepaid, or telexed or telecopied and confirmed by first-class mail postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its Secretary, or at any other address or to the attention of any other Person previously furnished in writing to the Trustee by the Company and notified to the Securityholders in accordance with Section 105.

Section 105. Notices to Securityholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Securityholders of any event,

i) such notice shall be sufficiently given to Holders of Unregistered Securities if advertised once in an Authorized Newspaper in the City of Montreal and the City of Toronto on a business day which is not earlier than the earliest date nor later than the latest date prescribed for the giving of such notice; and

ii) such notice shall be sufficiently given to any Holder of Registered Securities if in writing and mailed, first-class postage prepaid, to such Registered Holder of such Central Security, at his address as it appears on the Central Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice by publication to Holders of Unregistered Securities given as provided above.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by first-class postage prepaid mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.

In case, by reason of the suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impracticable to make publication of any notice in an Authorized Newspaper or Authorized Newspapers as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice for every purpose hereunder.

Where this Indenture provides for notice to any Person in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 106. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 107. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 108. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 109. Benefits of Indenture.

Nothing in this Indenture or in the Securities or in the coupons, express or implied, shall, except as may be required by any applicable law, give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities and coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 110. Governing Law.

This Indenture and each of the Securities and coupons shall be construed in accordance with and governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

Section 111. Legal Holidays.

In any case where any Interest Payment Date or date of Maturity of any Security shall not be a Business Day at any Place of Payment, then

(notwithstanding any other provision of this Indenture or of the Securities or the coupons) payment of interest or principal or premium, if any, need not be made at such Place of Payment on such day, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date or such date of Maturity, provided that if such payment is duly made on such next succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or such date of Maturity, as the case may be, to and including such next succeeding Business Day.

Section 112. Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English or French language.

ARTICLE TWO

Security Forms

Section 201. Forms Generally.

The Securities, the appurtenant coupons and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their signing of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof.

Section 202. Form of Fully Registered Security.

DOMTAR INC.

10% Debenture Due 2011

$	No.

DOMTAR INC., a corporation incorporated or continued under the Canada Business Corporations Act (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                         , or registered assigns, on April 15, 2011 the principal sum of                                      DOLLARS and to pay interest thereon from the later of April 15, 1987 and the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year commencing on October 15, 1987 (each such date being an “Interest Payment Date”), at the rate of 10% per annum. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the 1st day (whether or not a business day) of the calendar month next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less then 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner deemed practicable by the Trustee, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security will be made in lawful money of Canada at any branch in Canada of The Royal Bank of Canada, or at such other place as may be designated by the Company for such purpose and approved by the Trustee. Payment of interest on this Security may be made at the option of the Company by warrant or cheque mailed to the address of the Person or Persons entitled thereto as such address shall appear on the Central Security Register.

This Security is one of a duly authorized issue of Securities of the Company designated as its 10% Debentures Due 2011 (herein called the “Securities”), limited in aggregate principal amount to $100,000,000, issued and to be issued under an indenture bearing formal date of April 15, 1987 (herein called the “Indenture”), between the Company and Compagnie Montréal Trust - Montreal Trust Company, Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities will be direct unsecured obligations of the Company and will rank pari passu with all other unsecured indebtedness of the Company.

All terms used in this Security which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture except as otherwise expressly provided or unless the context otherwise requires.

The Securities will be redeemable, at the Company’s option, in whole at any time or in part from time to time, on not more than 60 and not less than 30 days prior notice, at the higher of the Canada Yield Price (as defined in the Indenture) and the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption.

Where less than all of the outstanding Securities are to be redeemed, the Securities so to be redeemed will be selected by the Trustee in such a manner as it shall deem equitable.

The Company shall also have the right to purchase for cancellation the Securities in the market, by tender or private contract, at prices not exceeding the price at which such Securities are redeemable, at the date of purchase, plus in each case accrued and unpaid interest to the date of purchase and costs of purchase. The Securities purchased or redeemed by the Company shall be cancelled and shall not be reissued.

The Company, commencing July 1, 1992, will make all reasonable efforts to purchase for cancellation in the open market during each three-month period, $1,125,000 principal amount of the Securities at prices not exceeding 100% of the principal amount thereof plus accrued and unpaid interest and costs of purchase. If in any three-month period, the Company is unable to purchase such principal amount of Securities for any reason, trade below par, such purchase fund obligation for such period, to the extent unfulfilled, will be carried forward for the succeeding seven three-month periods and will thereafter be extinguished. The Securities which the Company is obligated to purchase during any three-month period pursuant to this provision will be reduced by the aggregate principal amount of the Securities redeemed or purchased by the Company in the same three-month period otherwise than pursuant to this provision.

If an Event of Default, as defined in the Indenture, shall occur, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities and coupons under the Indenture at any time by the Company with the consent of the Holders of two-thirds in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, or of such lesser amount thereof as shall have acted at a meeting of the Holders of the Securities duly held pursuant to the provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and of this Security and certain past defaults under the Indenture and under this Security and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, this Registered Security is transferable by the registered Holder hereof on the Security Registers of the Company, upon surrender of this Security for transfer at the principal office of the Trustee in the Cities of Halifax, Saint John, Montreal, Toronto, Winnipeg, Regina, Calgary and Vancouver, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or other Branch Security Registrar, if any, duly executed by, the Registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Fully Registered Securities without coupons, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Company may require payment of a sum sufficient to cover any tax or governmental charge or other reasonable charge payable in connection with any such transfer.

The Company, the Trustee and any agent of the Company or of the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes whether or not this Security be overdue.

The Securities are issuable as Coupon Securities, as defined in the Indenture, registrable as to principal, in the denominations of $1,000, $5,000, $25,000 and $100,000 and as fully registered Securities without coupons in denominations of $1,000 and any integral multiple thereof. Title to Coupon Securities not registered as to principal, and to coupons appertaining to any Security shall pass by delivery. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable at the principal office of the Trustee in the Cities above mentioned for a like aggregate principal amount of Securities of a different authorized kind or denomination, as requested by the Holder surrendering the same with, in the case of any Coupon Security, all unmatured coupons and all matured coupons in default thereto appertaining, upon payment of taxes and governmental charges and other reasonable charges.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be executed by its duly authorized officers.

Dated	DOMTAR INC.

By	Attest:
President and Chief Executive Officer

Secretary

Trustee’s Certificate of Authentification

This is one of the Securities referred to in the within-mentioned Indenture.

MONTREAL TRUST COMPANY
Trustee

By:
Authorized Officer

Paragraphe 202. Formule des Titres entièrement nominatifs

DOMTAR INC.

Débenture 10% échéant en 2011

No.	$

DOMTAR INC., société constitutée ou prorogée en vertu de la Loi sur les sociétés commerciales canadiennes (appelée dans les présentes “Société”,

lequel terme comprend toute société remplaçante aux termes du contrat de fiducie mentionné ci-après), contre valeur reçue, promet par les présentes de payer à                                         , ou à ses ayants droit inscrits, le 15 avril 2011 le montant en capital de                                          DOLLARS et de payer les intérêts s’y rapportant à compter du 15 avril 1987 ou à compter de la dernière date de paiement des intérêts à l’égard de laquelle des intérêts ont été versés ou dûment mis de côté, selon celle de ces dates qui tombera la dernière, et ce, semestriellement terme échu le 15 avril et le 15 octobre de chaque année à compter du 15 octobre 1987 (chacune de ces dates étant une “date de paiement des intérêts”), au taux annuel de 10%. Les intérêts ainsi payables, qui sont payés ponctuellement ou dûment mis de côté, à toute date de paiement des intérêts seront, tel qu’il est prévu dans le contrat de fiducie, versés à la personne au nom de laquelle le présent Titre (ou un ou plusieurs Titres remplacés, selon la définition de “Predecessor Securities” qui est donnée dans la version anglaise dudit contrat de fiducie) est immatriculé à la fermeture des bureaux à la date ordinaire de clôture des registres se rapportant à ces intérêts, laquelle est le ler jour (qu’il s’agisse ou non d’un jour ouvrable) du mois civil précédant cette date de paiement des intérêts. Sauf dans la mesure où il est prévu autrement dans le contrat de fiducie, les intérêts qui ne sont pas ainsi payés ponctuellement ou dûment mis de côté cesseront aussitôt d’être payables au détenteur inscrit à cette date ordinaire de clôture des registres et ils peuvent soit être payés à la personne au nom de laquelle le présent Titre (ou un ou plusieurs Titres remplacés) est immatriculé à la fermeture des bureaux à une date spéciale de clôture des registres à l’égard du paiement de ces intérêts en souffrance qui doit être fixée par le fiduciaire, un avis à cet égard devant être donné aux détenteurs de Titres au moins dix jours avant cette date spéciale de clôture des registres, soit être payés en tout temps de toute autre manière licite que le fiduciaire juge possible, le tout tel qu’il est prévu plus en détail dans le contrat de fiducie. Le paiement du capital et des intérêts sur le présent Titre sera effectué en monnaie légale du Canada à toute succursale au Canada de La Banque Royale du Canada ou à tout autre endroit que la Société peut désigner à cette fin et qui est approuvé par le fiduciaire. Le paiement des intérêts sur le présent Titre peut être effectué, au gré de la Société, par mandat ou par chèque posté à l’adresse de la personne ou des personnes y ayant droit, telle que cette adresse apparaît dans le registre central des détenteurs de Titres.

Le présent Titre est l’un des Titres d’une émission dûment autorisée de Titres de la Société désignés comme étant ses Débentures 10% échéant en 2011 (appelées dans les présentes “Titres”), dont le montant en capital global est limité à $100 000 000, et qui sont émis ou qui doivent être émis en vertu d’un contrat de fiducie portant la date officielle du 15 avril 1987 (appelé dans les présentes “contrat de fiducie”) et passé entre la Société et Compagnie Montréal Trust – Montreal Trust Company, à titre de fiduciaire (appelée dans les présentes “fiduciaire”, lequel terme comprend tout fiduciaire remplaçant aux termes du contrat de fiducie); il y a lieu de se reporter à ce contrat de fiducie et à tout contrat de fiducie supplémentaire pour obtenir l’énoncé des droits respectifs que possèdent en vertu de ceux-ci la Société, le fiduciaire et les détenteurs de Titres, de même que l’énoncé des conditions selon lesquelles les Titres sont et doivent être authentifiés et livrés. Les Titres constitueront des obligations non garanties directes de la Société et seront d’un rang égal à celui de toutes les dettes non garanties de la Société.

Tous les termes utilisés dans le présent Titre qui sont la version française de termes anglais définis dans la version anglaise du contrat de fiducíe ont le sens qui est attribué à ces termes anglais dans ladite version anglaise du contrat de fiducie, sauf si une disposition dans les présentes prévoit expressément le contraire ou si le contexte l’exige autrement.

Les Titres seront remboursables par anticipation, au gré de la Société, en totalité en tout temps ou en partie de temps à autre, sur préavis d’au plus 60 jours et d’au moins 30 jours, au plus élevé du Prix de rendement Canada (selon la définition de “Canada Yield Price” donnée dans la version anglaise du contrat de fiducie) et du montant en capital de ceux-ci plus les intérêts courus et impayés jusqu’à la date fixée pour le remboursement par anticipation.

Si moins de la totalité des Titres en circulation doivent être remboursés par anticipation, les Titres devant être ainsi remboursés seront choisis par le fiduciaire d’une manière qu’il jugera équitable.

La Société a également le droit d’acheter à des fins d’annulation les Titres sur le marché, par voie de soumission ou de gré à gré, à un prix n’excédant pas le prix auquel ces Titres sont, à la date d’achat, remboursables par anticipation plus dans chaque cas les intérêts courus et impayés à la date d’achat plus les frais d’achat. Les Titres achetés ou remboursés par anticipation par la Société sont annulés sans possibilité de réémission.

La Société, à compter du ler juillet 1992, fera tous les efforts raisonnables pour acheter à des fins d’annulation sur le marché libre, au cours de chaque période de trois mois, des Titres d’un montant en capital de 1 125 000 $, et ce, à des prix ne dépassant pas leur valeur nominale plus les intérêts courus et impayés et les frais d’achat. Si, au cours d’une période de trois mois quelconque, la Société est dans l’impossibilité d’acheter des Titres représentant ce montant en capital pour quelque raison que ce soit, notamment le fait que les Titres ne se sont pas négociés au-dessous du pair, cette obligation à l’égard du fonds d’achat quant à cette période, dans la mesure où elle n’aura pas été exécutée, sera reportée sur les sept périodes de trois mois subséquentes et s’éteindra par la suite. Le montant en capital global des Titres que la Société remboursera par anticipation ou achètera autrement que conformément à cet engagement pendant une période de trois mois quelconque réduira d’autant l’obligation d’achat de la Société conformément à cet engagement à l’égard de la période en question.

S’il survient un cas de défaut, selon la définition de “Event of Default” qui est donnée dans la version anglaise du contrat de fiducie, le capital de tous les Titres peut être déclaré dû et payable de la manière et avec l’effet prévus dans le contrat de fiducie.

Le contrat de fiducie permet, à quelques exceptions près qui y sont prévues, la modification en tout temps par la Société dudit contrat de fiducie, de même que des droits et des obligations de la Société et des droits des détenteurs des Titres et des coupons, en vertu du contrat de fiducie, avec le consentement des détenteurs des deux tiers du montant en capital global des Titres alors en circulation, selon la définition de “Outstanding” qui est donnée dans la version anglaise du contrat de fiducie, ou des détenteurs d’un pourcentage inférieur de ce montant en capital global ayant agi à une réunion des détenteurs de Titres dûment tenue conformément aux dispositions du contrat de fiducie. Le contrat de fiducie comporte également des dispositions permettant aux détenteurs de pourcentages spécifiés du montant en capital global des Titres alors en circulation, au nom des détenteurs de tous les Titres, de renoncer à exiger que la Société se conforme à certaines dispositions du contrat de fiducie et du présent Titre, de renoncer à leurs recours à l’égard de certains cas de défaut antérieurs en vertu du contrat de fiducie et du présent Titre. Un tel consentement ou une telle renonciation de la part du détenteur du présent Titre sera concluant et 1iera ce détenteur et tous les détenteurs futurs du présent Titre et de tout Titre émis au moment du transfert du présent Titre ou en échange ou en remplacement de celui-ci, qu’un tel consentement ou qu’une telle renonciation soit ou non indiqué sur le présent Titre.

Comme il est prévu dans le contrat de fiducie et sous réserve de certaines restrictions qui y sont énoncées, le présent Titre nominatif est transférable par le détenteur inscrit dudit Titre; l’inscription du transfert se fait dans les registres des détenteurs de Titres de la Société, sur remise du présent Titre à des fins de transfert à l’un des principaux bureaux du fiduciaire dans les villes de Halifax, Saint-Jean (N.-B.), Montréal, Toronto, Winnipeg, Regina, Calgary et Vancouver; à cette fin, ledit Titre doit être dûment endossé par le détenteur inscrit dudit Titre ou par son fondé de pouvoir dûment autorisé par écrit, ou il doit être accompagné d’un instrument de transfert écrit dont le libellé est acceptable par la Société et par le fiduciaire ou tout agent chargé de la tenue d’un registre local des détenteurs de Titres, dûment signé par le détenteur du Titre ou par son fondé de pouvoir dûment autorisé par écrit. Sur ce, un ou plusieurs nouveaux Titres entièrement nominatifs sans coupons, en coupures autorisées et d’un montant en capital global équivalent, seront émis au ou aux cessionnaires

désignés. La Société peut exiger le paiement d’une somme suffisante pour couvrir toute taxe ou imposition gouvernementale ou tous autres frais raisonnables payables à l’égard d’un tel transfert.

La Société, le fiduciaire et tout autre mandataire de la Société ou du fiduciaire peuvent traiter la personne au nom de laquelle le présent Titre est immatriculé comme le propriétaire dudit Titre, et ce, à toutes fins, que le présent Titre soit ou non échu.

Les Titres sont émissibles sous forme de Titres à coupons, selon la définition de “Coupon Securities” qui est donnée dans la version anglaise du contrat de fiducie, immatriculables quant au capital, en coupures de $1 000, $5 000, $25 000 et $100 000, et sous forme de Titres entièrement nominatifs, sans coupons, en coupures de $1 000 et de multiples complets de $1 000. Le titre de propriété des Titres à coupons non immatriculés quant au capital et des coupons se rapportant à tout Titre est transmis sur livraison. Comme il est prévu dans le contrat de fiducie et sous réserve de certaines restrictions qui y sont énoncées, les Titres sont échangeables aux principaux bureaux du fiduciaire dans les villes mentionnées ci-dessus contre des Titres de nature ou de coupures différentes autorisées d’un montant en capital global équivalent, selon les instructions du détenteur remettant un tel Titre et, dans le cas de tout Titre à coupons, tous les coupons non échus et tous les coupons échus en souffrance s’y rapportant, sur paiement des taxes et des impositions gouvernementales et des autres frais raisonnables.

A moins que l’attestation d’authenticité apparaissant sur les présentes n’ait été signée par le fiduciaire par le biais de la signature manuscrite de l’un de ses dirigeants autorisés, le présent Titre ne donne droit à aucun avantage en vertu du contrat de fiducie et il n’est ni valide ni obligatoire à quelque fin que ce soit.

EN FOI DE QUOI, la Société a fait signer le présent Titre par ses dirigeants dûment autorisés.

Daté du	DOMTAR INC.

Par	Attestation:
Président et Chef de la direction

Le Secrétaire

Attestation d’authenticité par le fiduciaire

Le présent Titre est l’un des Titres visés par le contrat de fiducie mentionné dans les présentes.

COMPAGNIE MONTREAL TRUST fiduciaire

Par
dirigeant autorisé

Section 203. Form of Coupon Security.

DOMTAR INC.

10% Debenture Due 2011

$	No.

DOMTAR INC., a corporation incorporated or continued under the Canada Business Corporations Act (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer, or, if this Security be registered as to principal, to the Registered Holder hereof, on April 15, 2011 the principal sum of                      Thousand Dollars and to pay interest thereon, semi-annually in arrears from the later of April 15, 1987 and the most recent interest payment date to which interest has been paid or duly provided for, on April 15 and October 15 in each year commencing on October 15, 1987, at the rate of 10% per annum upon surrender of the coupons attached hereto as they severally mature. Payment of the principal of and interest on this Security will be made in lawful money of Canada at any branch in Canada of The Royal Bank of Canada, or at such other place as may be designated by the Company for such purpose and approved by the Trustee.

This Security is one of a duly authorized issue of Securities of the Company designated as its 10% Debentures Due 2011, (herein called the “Securities”), limited in aggregate principal amount to $100,000,000, issued and to be issued under an indenture bearing formal date of April 15, 1987 (herein called the “Indenture”), between the Company and Compagnie Montréal Trust—Montreal Trust Company Trustee, Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and Holders of the Securities and coupons, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities will be direct unsecured obligations of the Company and will rank pari passu with all other unsecured indebtedness of the Company.

All terms used in this Security which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture except as otherwise expressly provided or unless the context otherwise requires.

The Securities will be redeemable, at the Company’s option, in whole at any time or in part from time to time, on not more than 60 and not less than 30 days prior notice, at the higher of the Canada Yield Price (as defined in the Indenture) and the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption.

Where less than all of the outstanding Securities are to be redeemed, the Securities so to be redeemed will be selected by the Trustee in such a manner as it shall deem equitable.

The Company shall also have the right to purchase for cancellation the Securities in the market, by tender or private contract, at prices not exceeding the price at which such Securities are redeemable, at the date of purchase, plus in each case accrued and unpaid interest to the date of purchase plus costs of purchase. The Securities purchased or redeemed by the Company shall be cancelled and shall not be reissued.

The Company, commencing July 1, 1992, will make all reasonable efforts to purchase for cancellation in the open market during each three-month period, $1,125,000 principal amount of the Securities at prices not exceeding 100% of the principal amount thereof plus accrued and unpaid interest and costs of purchase. If in any three-month period, the Company is unable to purchase such principal amount of Securities for any reason, including the fact that the Securities did not trade below par, such purchase fund obligation for such period, to the extent unfulfilled, will be carried forward for the succeeding seven three-month periods and will thereafter be extinguished. The Securities which the Company is obligated to purchase during any three-month period pursuant to this provision will be reduced by the aggregate principal amount of the Securities redeemed or purchased by the Company in the same three-month period otherwise than pursuant to this provision.

If an Event of Default, as defined in the Indenture, shall occur, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities and the coupons under the Indenture at any time by the Company with the consent of the Holders of two-thirds in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, or of such lesser amount thereof as shall have acted at a meeting of the Holders of the Securities duly held pursuant to the provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and of this Security and certain past defaults under the Indenture and under this Security and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

This Security is transferable by delivery, unless registered as to principal in the name of the Holder in the Central Security Register of the Company. This Security may be so registered upon presentation hereof at the principal office of the Trustee in the Cities of Halifax, Saint John, Montreal, Toronto, Winnipeg, Regina, Calgary and Vancouver, such registration being noted hereon. While registered as aforesaid, this Security shall be transferable on the Security Registers of the Company by the Registered Holder hereof, upon like presentation of this Security for notation of such transfer hereon, accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or other Branch Security Registrar, if any, duly executed by the Registered Holder hereof or his attorney duly authorized in writing, all as provided in the Indenture and subject to certain limitations therein set forth; but this Security may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored. This Security shall continue to be subject to successive registrations and transfers to bearer at the option of the bearer or Registered Holder, as the case may be. Such registration, however, shall not affect the transferability by delivery of the coupons appertaining hereto, which shall continue to be payable to bearer and transferable by delivery. The Company may require payment of a sum sufficient to cover any tax or governmental charge or other reasonable charge payable in connection with any such registration, transfer or discharge from registration.

The Company, the Trustee and any agent of the Company or of the Trustee may treat the bearer of this Security, or, if this Security is registered as herein authorized, the person in whose name the same is registered, and the bearer of any coupon appertaining hereto, as the owner hereof and thereof for all purposes, whether or not this Security or such coupon be overdue.

The Securities are issuable as Coupon Securities, as defined in the Indenture, registrable as to principal, in the denominations of $1,000, $5,000, $25,000 and $100,000 and as fully registered Securities without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable at the principal office of the Trustee in the Cities above mentioned for a like aggregate principal amount of Securities of a different authorized kind or denomination, as requested by the Holder surrendering the same with, in the case of any Coupon Security, all unmatured coupons and all matured coupons in default thereto appertaining, upon payment of taxes and governmental charges and other reasonable charges.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, neither this Security, nor any coupon appertaining hereto, shall be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be executed by its duly authorized officers and coupons bearing the facsimile signature of its Treasurer to be hereto annexed.

Dated	DOMTAR INC.

By	Attest:
President and Chief Executive Officer

Secretary

Interest Coupon

$

DOMTAR INC. will pay to the bearer on the 15th day of October, 1987 upon surrender of this coupon, at any branch in Canada of The Royal Bank of Canada, the amount shown hereon in lawful money of Canada, being six month’s interest then due on its 10% Debenture Due 2011, unless the said Debenture is called for previous redemption and payment thereof duly provided for.

No.

Treasurer

Trustee’s Certificate of Authentication.

This is one of the Securities referred to in the within-mentioned Indenture.

MONTREAL TRUST COMPANY Trustee

By
Authorized Officer

Paragraphe 203. Formule des Titres à coupons.

DOMTAR INC.

Débenture 10% échéant en 2011

No.	$

DOMTAR INC., société constituée ou prorogée en vertu de la Loi sur les sociétés commerciales canadiennes (appelée dans les présentes “Société”, lequel terme comprend toute société remplaçante aux termes du contrat de fiducie mentionné ci-après), contre valeur reçue, promet par les présentes de payer au porteur ou, si le présent Titre est immatriculé quant au capital, au détenteur inscrit dudit Titre, le 15 avril 2011 le montant en capital de                      mille dollars et de payer les intérêts s’y rapportant semestriellement terme échu à compter du 15 avril 1987 ou à compter de la dernière date de paiement des intérêts à laquelle des intérêts ont été versés ou mis de côté, selon celle de ces dates qui tombera la dernière, le 15 avril et le 15 octobre, de chaque année, à compter du 15 octobre 1987, au taux annuel de 10 % sur remise des coupons attachés aux présentes au fur et à mesure qu’ils viendront à échéance. Le paiement du capital et des intérêts sur le présent Titre sera effectué en monnaie légale du Canada à toute succursale au Canada de La Banque Royale du Canada, ou à tout autre endroit que la Société peut désigner à cette fin et qui est approuvé par le fiduciaire.

Le présent Titre est l’un des Titres d’une émission dûment autorisée de Titres de la Société désignés comme étant ses Débentures 10% échéant en 2011 (appelées dans les présentes “Titres”), dont le montant en capital global est limité à $100 000 000, et qui sont émis ou qui doivent être émis en vertu d’un contrat de fiducie portant la date officielle du 15 avril 1987 (appelé dans les présentes “contrat de fiducie”) et passé entre la Société et Compagnie Montréal Trust — Montreal Trust Company, à titre de fiduciaire (appelée dans les présentes “fiduciaire”, lequel terme comprend tout fiduciaire remplaçant aux termes du contrat de fiducie); il y a lieu de se reporter à ce contrat de fiducie et à tout contrat de fiducie supplémentaire pour obtenir l’énoncé des droits respectifs que possèdent en vertu de ceux-ci la Société, le fiduciaire et les détenteurs de Titres et de coupons, de même que l’énoncé des conditions selon lesquelles les Titres sont et doivent être authentifiés et livrés. Les Titres constitueront des obligations non garanties directes de la Société et seront d’un rang égal à celui de toutes les dettes non garanties de la Société.

Tous les termes utilisés dans le présent Titre qui sont la version française de termes anglais définis dans la version anglaise du contrat de fiducie ont le sens qui est attribué à ces termes anglais dans ladite version anglaise du contrat de fiducie, sauf si une disposition dans les présentes prévoit expressément le contraire ou si le contexte l’exige autrement.

Les Titres seront remboursables par anticipation, au gré de la Société, en totalité en tout temps ou en partie de temps à autre, sur préavis d’au plus 60 jours et d’au moins 30 jours, au plus élevé du Prix de rendement Canada (selon la définition de “Canada Yield Price” donnée dans la version anglaise du contrat de fiducie) et du montant en capital de ceux-ci plus les intéréts courus et impayés jusqu’à la date fixée pour le remboursement par anticipation.

Si moins de la totalité des Titres en circulation doivent être remboursés par anticipation, les Titres devant être ainsi remboursés seront choisis par le fiduciaire d’une manière qu’il jugera équitable.

La Société a également le droit d’acheter à des fins d’annulation les Titres sur le marché, par voie de soumission ou de gré à gré, à un prix n’excédant pas le prix auquel ces Titres sont, à la date d’achat, remboursables par anticipation plus dans chaque cas les intérêts courus et impayés à la date d’achat plus les frais d’achat. Les Titres achetés ou remboursés par anticipation par la Société sont annulés sans possibilité de réémission.

La Société, à compter du ler juillet 1992, fera tous les efforts raisonnables pour acheter à des fins d’annulation sur le marché libre, au cours de chaque période de trois mois, des Titres d’un montant en capital de 1 125 000 $, et ce, à des prix ne dépassant pas leur valeur nominale plus les intérêts courus et impayés et les frais d’achat. Si, au cours d’une période de trois mois quelconque, la Société est dans l’impossibilité d’acheter des Titres représéntant ce montant en capital pour quelque raison que ce soit, notamment le fait que les Titres ne se sont pas négociés au-dessous du pair, cette obligation à l’égard du fonds d’achat quant à cette période, dans la mesure où elle n’aura pas été exécutée, sera reportée sur les sept périodes de trois mois subséquentes et s’éteindra par la suite. Le montant en capital global des Titres que la Société remboursera par anticipation ou achètera autrement que conformément à cet engagement pendant une période de trois mois quelconque réduira d’autant l’obligation d’achat de la Société conformément à cet engagement à l’égard de la période en question.

S’il survient un cas de défaut, selon la définition de “Event of Default” qui est donnée dans la version anglaise du contrat de fiducie, le capital de tous les Titres peut être déclaré dû et payable de la manière et avec l’effet prévus dans le contrat de fiducie.

Le contrat de fiducie permet, à quelques exceptions près qui y sont prévues, la modification en tout temps par la Société dudit contrat de fiducie, de même que des droits et des obligations de la Société et des droits des détenteurs des Titres et des coupons, en vertu du contrat de fiducie, avec le consentement des détenteurs des deux tiers du montant en capital global des Titres alors en circulation, selon la définition de “Outstanding” qui est donnée dans la version anglaise du contrat de fiducie, ou des détenteurs d’un pourcentage inférieur de ce montant en capital global ayant agi à une réunion des détenteurs de Titres dûment tenue conformément aux dispositions du contrat de fiducie. Le contrat de fiducie comporte également des dispositions permettant aux détenteurs de pourcentages spécifiés du montant en capital global des Titres alors en circulation, au nom des détenteurs de tous les Titres, de renoncer à exiger que la Société se conforme à certaines dispositions du contrat de fiducie et du présent Titre et de renoncer à leurs recours a l’égard de certains cas de défaut antérieurs en vertu du contrat de fiducie et du présent Titre. Un tel consentement ou une telle renonciation de la part du détenteur du présent Titre sera concluant et liera ce détenteur et tous les détenteurs futurs du présent Titre et de tout Titre émis en échange ou en remplacement de celui-ci, qu’un tel consentement ou qu’une telle renonciation soit ou non indiqué sur le présent Titre.

Le présent Titre est transférable sur livraison, à moins qu’il ne soit immatriculé quant au capital au nom du détenteur dans le registre central des détenteurs de Titres de la Société. Le présent Titre peut être ainsi immatriculé sur présentation des présentes à l’un des principaux bureaux du fiduciaire dans les villes de Halifax, Saint-Jean (N.-B.), Montréal, Toronto, Winnipeg, Regina, Calgary et Vancouver, cette immatriculation étant notée sur les présentes. Tant que le présent Titre est immatriculé de la façon susmentionnée, il est transférable par le détenteur inscrit des présentes et l’inscription d’un tel transfert se fait dans les registres des détenteurs de Titres de la Société sur présentation, comme il est indiqué ci-dessus, du présent Titre aux fins d’y noter un tel transfert, accompagné d’un instrument de transfert écrit dont le libellé est acceptable par la Société et par le fiduciaire ou tout agent chargé de la tenue d’un registre local des détenteurs de Titres, dûment signé par le détenteur inscrit des présentes ou par son fondé de pouvoir dûment autorisé par écrit, le tout tel qu’il est prévu dans le contrat de fiducie et sous réserve de certaines restrictions qui y sont énoncées; cependant, le présent Titre peut être dispensé d’immatriculation s’il est transféré au porteur de la manière indiquée ci-dessus, et, sur ce, la transférabilité sur livraison est rétablie. Le présent Titre continue d’être soumis aux immatriculations et aux transferts successifs au porteur au gré du porteur ou du détenteur inscrit, selon le cas. Cette immatriculation, cependant, ne porte aucunement atteinte à la transférabilité sur livraison des coupons s’attachant au présent Titre, lesquels continueront d’être payables au porteur et transférables sur livraison. La Société peut exiger le paiement d’une somme suffisante pour couvrir toute taxe ou imposition gouvernementale ou tous autres frais raisonnables payables à l’égard d’une telle immatriculation, d’un tel transfert ou d’une telle dispense d’immatriculation.

La Société, le fiduciaire et tout autre mandataire de la Société ou du fiduciaire peuvent traiter le porteur du présent Titre ou, si le présent Titre est immatriculé comme il est autorisé dans les présentes, la personne au nom de laquelle le présent Titre est immatriculé et le porteur de tout coupon s’y rattachant comme le propriétaire dudit Titre et dudit coupon, et ce, à toutes fins, que le présent Titre soit ou non échu.

Les Titres sont émissibles sous forme de Titres à coupons, selon la définition de “Coupon Securities” qui est donnée dans la version anglaise du contrat de fiducie, immatriculables quant au capital, en coupures de $ 1 000, $ 5 000, $ 25 000 et $ 100 000 et sous forme de Titres entièrement nominatifs, sans coupons, en coupures de $ 1 000 et de multiples complets de $ 1 000. Comme il est prévu dans le contrat de fiducie et sous réserve de certaines restrictions qui y sont énoncées, les Titres sont échangeables aux principaux bureaux du fiduciaire dans les villes mentionnées ci-dessus contre des Titres de nature ou de coupures différentes autorisées d’un montant en capital global équivalent, selon les instructions du détenteur remettant un tel Titre et, dans le cas de tout Titre à coupons, tous les coupons non échus et tous les coupons échus en souffrance s’y rapportant, sur paiement des taxes et des impositions gouvernementales et des autres frais raisonnables.

A moins que 1’attestation d’authenticité apparaissant sur les présentes n’ait été signée par le fiduciaire par le biais de la signature manuscrite de l’un de ses dirigeants autorisés, ni le présent Titre ni aucun coupon s’y rattachant donnent droit à aucun avantage en vertu du contrat de fiducie et ils ne sont ni valides ni obligatoires à quelque fin que ce soit.

EN FOI DE QUOI, la Société a fait signer le présent Titre par ses dirigeants dûment autorisés et a fait joindre aux présentes des coupons portant la signature en fac-similé de son trésorier.

Daté du	DOMTAR INC.

Par	Attestation:
Président et Chef de la direction

Le Secrétaire

Coupon d’intérêt

$

DOMTAR INC. versera au porteur, le 15e jour d’octobre 1987 sur remise du présent coupon, à toute succursale au Canada de La Banque Royale du Canada, la somme indiquée sur le présent coupon en monnaie légale du Canada, soit les intérêts semestriels alors dus sur sa Debenture 10% échéant en 2011, à moins que cette Débenture ne soit auparavant rappelée à des fins de remboursement par anticipation et que les sommes nécessaires à un tel remboursement ne soient dûment mises de côté.

No.

Trésorier

Attestation d’authenticité par le fiduciaire.

Le présent Titre est l’un des Titres visés par le contrat de fiducie mentionné dans les présentes.

COMPAGNIE MONTREAL TRUST fiduciaire

Par
dirigeant autorisé

ARTICLE THREE

The Securities

Section 301. Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $100,000,000, except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities pursuant to Sections 304, 305, 306, 805 or 1108.

The Securities shall be known and designated as the “10% DEBENTURES DUE 2011” of the Company. Their Stated Maturity shall be April 15, 2011 and they shall bear interest from the later of April 15, 1987 and the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on April 15 and October 15 in each year commencing on October 15, 1987, at the rate of 10% per annum until the principal thereof is paid or made available for payment, as more fully described in the forms of Securities set forth in Sections 202 and 203 of this Indenture.

The principal of and interest on the Securities shall be payable at any branch in Canada of The Royal Bank of Canada, or at such other place as may be designated by the Company for such purpose and approved by the Trustee (any municipality in which any such branch or place is located being herein called a “Place of Payment”).

The Regular Record Date referred to in Section 307 for the payment of the interest payable and punctually paid or duly provided for on any Interest Payment Date in respect of Fully Registered Securities shall be the 1st day (whether or not a business day) of the calendar month next preceding said Interest Payment Date.

The Securities shall be redeemable as provided in Article Eleven.

Section 302. Denominations.

The Securities may be issued as Coupon Securities in the denominations of $1,000, $5,000, $25,000 and $100,000 and as Fully Registered Securities in denominations of $1,000 and integral multiples thereof.

Section 303. Execution, Authentication Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice-Presidents and by its Secretary or one of its Assistant Secretaries. Any such signature may be manual or printed or otherwise mechanically reproduced and may, but need not be, under or accompanied by the corporate seal of the Company or a reproduction thereof. The coupons shall bear the printed or otherwise mechanically reproduced signature of the Treasurer or an Assistant Treasurer of the Company.

Securities and coupons appertaining thereto bearing the printed or otherwise mechanically reproduced signatures of any Person who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such Person has ceased to hold such office prior to the authentication and delivery of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security or coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Subject to the provisions of Section 305 and except as permitted by Section 306, the Trustee shall not authenticate and deliver any Coupon Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

The definitive Securities and coupons shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner not contrary to the rules of any securities exchange on which the Securities may at the time be listed, all as determined by the officers executing such Securities, as evidenced by their signing of such Securities.

Section 304. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in bearer or registered form, with one or more coupons or without coupons, with or without provision for registration as to principal and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their signing of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any Place of Registration, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities (accompanied by any unmatured coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized form and denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and interest thereon, when and as payable, shall be paid to the bearers of temporary Securities upon presentation thereof for notation of such payment thereon, unless such temporary Securities shall be Fully Registered Securities or shall bear coupons for such interest.

Section 305. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept by the Trustee at its principal office in the City of Montreal (or at such other Place of Registration in Canada maintained by the Trustee as may be requested by the Company with the approval of the Trustee) a central Security register (herein referred to as the “Central Security Register”) and at each other Place of Registration, a branch Security register (herein collectively referred to as the “Branch Security Registers” and the Branch Security Registers together with the Central Security Register are herein sometimes collectively referred to as the “Security Registers”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and the registration of transfers of Registered Securities entitled to be registered or transferred as herein provided. A Branch Security Register shall at least contain particulars of the registration of Securities and the registration of transfers of Registered Securities made at the Place of Registration where such Branch Security Register is being maintained and the Central Security Register shall contain particulars of registrations of Securities and registrations of transfers of Registered Securities made at all Places of Registration. The Trustee is hereby appointed registrar for the purpose of registering Securities and transfers of Registered Securities as herein provided on the Central Security Register and a “Branch Security Registrar” for the purpose of registring Securities and transfers of Registered Securities as herein provided on the Branch Security Registers expressly provided for on the date hereof. Each Branch Security Registrar (if other than the Trustee) shall provide the Trustee with the particulars of each registration of Securities and of transfers of Registered Securities made on the Branch Security Register for which it has been appointed Branch Security Registrar immediately following any such registration.

Any office or agency appointed pursuant to Section 1002 after the date hereof shall, by its appointment as such, also be deemed to have been appointed a “Branch Security Registrar” for the purpose of registering Securities and transfers of Registered Securities as herein provided on the Branch Security Register for which it has been appointed Branch Security Registrar.

Upon surrender for transfer of any Fully Registered Security at any Place of Registration,

the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Fully Registered Securities of a like aggregate principal amount, all as requested by the transferor.

Upon presentation for registration of any Coupon Security at any Place of Registration, the Security shall be registered as to principal in the name of the Holder thereof and such registration shall be noted on the Security. Any Coupon Security so registered shall be transferable on the Security Registers, upon presentation of such Security at any Place of Registration for similar notation thereon, but such Security may be discharged from registration by being in like manner transferred to bearer, whereupon trans-ferability by delivery shall be restored. Coupon Securities shall continue to be subject to successive registrations and discharges from registration at the option of the Holders thereof. Each such registration or discharge shall be subject to payment, if the Company shall so require, of the charges hereinafter provided.

The Coupon Securities shall be transferable by delivery except while registered as to principal. Registration of any Coupon Security shall not affect the transferability by delivery of the coupons appertaining thereto, which shall continue to be payable to bearer and transferable by delivery.

At the option of the Holder, Coupon Securities may be exchanged for Coupon Securities in any other authorized denominations or for Fully Registered Securities of any authorized denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Place of Registration with all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. If the Holder of a Coupon Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Coupon Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons or the surrender of such missing coupon or coupons may be waived by the Company, and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment. Notwithstanding the foregoing, in case a Coupon Security is surrendered in exchange for a Fully Registered Security at any Place of Registration after the close of business at such Place of Registration on (i) any Regular Record Date and before the opening of business at such Place of Registration on the next succeeding Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such Place of Registration on the related proposed date for payment of Defaulted Interest, such Coupon Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be.

At the option of the Holder, Fully Registered Securities may be exchanged for Coupon Securities or Fully Registered Securities of any authorized denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Place of Registration and upon payment, if the Company shall so require, of the charges hereinafter provided. In case a Fully

Registered Security is surrendered in exchange for a Coupon Security at any Place of Registration after the close of business at such Place of Registration on (i) any Regular Record Date and before the opening of business at such Place of Registration on the next succeeding Interest Payment Date or (ii) any Special Record Date and before the opening of business at such Place of Registration on the related proposed date for payment of Defaulted Interest, there shall be detached from the Coupon Security issued on such exchange the coupon relating to such Interest Payment Date or proposed date of payment of Defaulted Interest and interest will not be paid on such Interest Payment Date or proposed date for payment of Defaulted Interest in respect of the Coupon Security issued in exchange for such Fully Registered Security but will be payable only to the Person in whose name that Fully Registered Security (or one or more Predecessor Securities) is registered at the close of business on such regular or special Record Date.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.

Every Registered Security presented or surrendered for registration of transfer, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or other Branch Security Registrar, if any, duly executed, by the Holder thereof or his attorney duly authorized in writing.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities and in addition a reasonable service charge for the services rendered and expenses incurred on any such exchange or transfer, except in the case of any transfer or exchange, expressly provided in this Indenture to be made at the Company’s own expense or without expense or without charge to Securityholders.

All Securities and coupons surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled by the Trustee and thereafter disposed of as directed by a Company Order.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the date of any selection of Securities to be redeemed and ending at the close of business on the day of the first publication, or the mailing (if there is no publication) of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part.

Section 306. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or any Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall thereupon authenticate and deliver in exchange therefor a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there be delivered to the Company and to the Trustee

(i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and

(ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless,

then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request (in the form of a Company Request) the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security, or in exchange for the Security to which such coupon appertains (upon surrender of such Security with all appurtenant coupons not destroyed, lost or stolen), a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security and every new coupon issued pursuant to this Section in lieu of any destroyed, lost or stolen coupon, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon, shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities and coupons duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 307. Payment of Interest; Interest Rights Preserved.

Interest on any Fully Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. In case a Coupon Security is surrendered in exchange for a Fully Registered Security at any Place of Registration after the close of business at such Place of Registration on (i) any Regular Record Date and before the opening of business at such Place of Registration on the next succeeding Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such Place of Registration on the related proposed date for payment of Defaulted Interest, such Coupon Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment and interest will not be payable on such Interest Payment Date or proposed date of payment in respect of the Fully Registered Security issued in exchange for such Coupon Security, but will be payable only to the Holder of such coupon.

Any Defaulted Interest on any Fully Registered Security shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, either as provided in Clause (1) or in Clause (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Fully Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Fully Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given, to each Holder of Fully Registered Securities not less than 10 days nor more than 15 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Fully Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner and upon such notice to the Securityholders if, after notice given by the Company to the Trustee of the proposed payment and the manner and notice thereof, such manner of payment and such notice shall be deemed appropriate by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308. Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Unregistered Security and the bearer of any coupon, whether or not the Security to which it appertains be registered, as the owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes, whether or not such Security or coupon be overdue. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of, and (subject to Section 307) if such Security be a Fully Registered Security, interest on, such Security and for all other purposes whatsoever (except the payment of coupons appertaining to any Registered Coupon Security and the payment of interest payable on presentation of any temporary Security) whether or not such Security be overdue.

Section 309. Cancellation and Disposal of Securities

All Securities and coupons surrendered for payment, exchange or redemption shall, if surrendered to the Company or any agent of the Company, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder, together with all unpaid coupons appertaining thereto, which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be disposed of as directed by a Company Order.

Section 310. Authentication and Delivery of Original Issue.

Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Securities up to the aggregate principal amount provided for in Section 301 may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Company Order, without any further action by the Company.

ARTICLE FOUR

Satisfaction and Discharge

Section 401. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any rights of registration of transfer or exchange of Securities herein expressly provided for which shall survive and except as to the provisions of Section 1016 which shall remain in effect if the Company has not then fulfilled all of its obligations under such Section), and the Trustee, on demand of and at the expense of the

Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered and all coupons appertaining thereto (other than (i) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (ii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1107, (iii) Securities and coupons money for whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003, and (iv) coupons appertaining to Coupon Securities surrendered for exchange for Fully Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305) have been delivered to the Trustee cancelled or for cancellation; or

(B) the Company has deposited, or caused to be deposited, or made due provision, as hereinafter provided, for the payment of, an amount sufficient to pay and discharge the entire indebtedness on the Securities and coupons (other than those referred to in (i) and (iii) of Clause (A) above) not theretofore delivered to the Trustee cancelled or for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be, any sums of money or securities (as hereinafter provided) to be deposited with the Trustee as trust funds in trust for the purpose of such payment and discharge;

(2) the Company has paid or caused to be paid, or made due provision as hereinafter provided for the payment of, all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 shall survive.

For the purposes of this Section 401, the Company shall be deemed to have made such due provision for payment if it shall have deposited or caused to be deposited with the Trustee securities issued or guaranteed by the Government of Canada or by any province of Canada or other securities or instruments acceptable to the Trustee, the principal of and interest on which, when due, without any reinvestment thereof, will provide moneys which will be sufficient to pay to the holders of the Securities, when due, all amounts owing in respect of the principal of and interest on the Securities, and also for the payment of all other moneys payable hereunder by the Company.

Section 402. Application of Trust Funds.

All securities or money deposited with the Trustee pursuant to Section 401 shall, subject to the provisions of the last paragraph of Section 1003, be held in trust and applied by it, in accordance with the provisions of the Securities and the coupons, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Holders of the Securities and coupons for whose payment or redemption such securities or money have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such securities or money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

Remedies

Section 501. Events of Default.

“Event of Default”, wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) :

(1) default in the payment of any instalment of interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of any Security at its Maturity; or

(3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a cove- nant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) a default under any one or more indentures or instruments evidencing or under which the Company has at the time outstanding indebtedness for borrowed money in an aggregate principal amount of at least $10,000,000 shall happen and be continuing and (i) shall consist of a failure to make any payment of principal at maturity or (ii) shall have resulted in the acceleration of such indebtedness so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable or shall have resulted in the enforcement of any security for such indebtedness; provided, however, that if such default under such indentures or instruments shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the

Trustee or any of the Securityholders; and provided, further, that, subject to the provisions of Section 601, the Trustee shall not be charged with knowledge of any default unless written notice thereof shall have been given to the Trustee by the Company, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 5% of the principal amount of the Outstanding Securities;

(5) the making by the Company of an assignment for the benefit of its creditors, the filing by it of a petition for the declaration of its own bankruptcy, the consenting by it to the institution of, or the granting by a court of, bankruptcy or other insolvency proceedings against it, the admission by the Company to some or all of its creditors at a meeting or by other means of communication that it is insolvent or the commencement by the Company of any proceeding relative to the indebtedness of the Company under any reorganization, arrangement, compromise, adjustment or postponement of debt, dissolution, winding up, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

(6) the making of an order or judgment by a court having jurisdiction adjudging the Company bankrupt or insolvent or ordering the winding up or liquidation or rearrangement of its affairs, or the seizure or attachment of all or a substantial part of the Company’s property at the instance of a creditor, or the appointment of a Person to take possession or control under an agreement subjecting property of the Company to a security interest or pursuant to an order of any court having jurisdiction of all or a substantial part of the property or all or a substantial part of the inventory of the Company, such Person to include a receiver, a receiver-manager, an agent, a sequestrator, a trustee under a trust indenture, a creditor in possession or any person or corporation authorized to act on their behalf; provided that such order, judgment, seizure or attachment remains in force or such taking of possession or control continues in effect for a period of 60 days.

Section 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default occurs and is continuing, then and in every such case the Trustee may, in its discretion and shall, if so requested by the Holders of not less than 25% in principal amount of the Securities Outstanding declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Securityholders may by a Majority Securityholders’ Act delivered to the Company and the Trustee rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue instalments of interest on all Securities,

(B) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue instalments of interest at the rate borne by the Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2) all Events of Default, other than the non-payment of the principal of Securities which has become due solely by such acceleration, have been cured or waived as provided in Section 512.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any instalment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days t or

(2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue instalments of interest, at the rate borne by the Securities; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name on behalf of all the Holders of Securities and the coupons and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or of any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities and the coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this

Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and the coupons and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of the Securities and coupons allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and if the Trustee shall so consent, to the making of such payments directly to the Holders of the Securities and coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Subject to Article Seven and Section 802, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or a coupon any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.

Section 505. Trustee May Enforce Claims Without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name on behalf of the Securityholders and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 606; and

SECOND: To the payment of the amount then due and unpaid upon the Securities and coupons for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons, for principal and interest, respectively.

Section 507. Limitation on Suits.

No Holder of any Security or coupon shall have any right to institute against the Company or any other obligor upon the Securities any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) an Event of Default shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee of such continuing Event of Default;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by a Majority Securityholders’ Act;

it being understood and intended that no one or more Holders of Securities or coupons shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities or coupons, or to obtain or to seek to obtain priority or preference over any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Securities and coupons.

Section 508. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security or a coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder then and in every such case the Company, the Trustee and the Holders of such Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

Section 509. Rights and Remedies Cumulative.

Except as provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 510. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

Section 511. Control by Securityholders.

The Securityholders, by way of a Majority Securityholders’ Act, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1) such direction shall not be in conflict with any rule of law or this Indenture,

(2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and,

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 512. Waiver of Past Defaults.

The Securityholders, by way of a Majority Securityholders’ Act, may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising from such default shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 513. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee or to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in principal amount of the Outstanding Securities.

ARTICLE SIX

The Trustee

Section 601. Certain Duties and Responsibilities.

(a) The Trustee shall in the exercise of such of the rights and powers vested in it by, and in the performance of its duties under, this Indenture, act honestly and in good faith with a view to the best interests of the Holders of the Securities and the coupons and shall exercise the care, diligence and skill of a reasonably prudent trustee.

(b) The Trustee shall not be liable for any act, or omission or failure in the exercise of such rights or powers or in the performance of such duties if in doing so it has relied in good faith upon statements contained in any Board Resolution, Company Request, Company Order, Company Consent, Officers’ Certificate, Opinion of Counsel or in any other statutory declaration, certificate, opinion or report that complies with this Indenture or with applicable law.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that, subject to any applicable provision of law,

(1) this Subsection shall not be construed to limit the effect of Subsections (a) and (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions set forth in a Majority Securityholders’ Act relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or refraining from the exercise of any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Certain Rights of Trustee.

Except as otherwise provided in Section 601 or as may be required by applicable law:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or Company Consent and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security and indemnity against the costs, charges, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 603. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein (other than the description of the Trustee) and in the Securities (except the Trustee’s certificate of authentication) and in the coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 604. May Hold Securities.

The Trustee, any Paying Agent, any Branch Security Registrar or any other agent of the Company may, in its own right or in any other capacity, become the owner or pledgee of Securities and coupons and may, subject to the provision of any law which may at the time be applicable, otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Branch Security Registrar or such other agent.

Subject to the provisions of any law which may at the time be applicable, the Trustee may act as trustee under or as any other party to any indenture or agreement to which the Company may be a party or in which the Company may have an interest in the same manner as if it were not Trustee hereunder.

Section 605. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 606. Compensation and Reimbursement.

The Company agrees

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, consultants and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

All such payments and reimbursements shall be made with interest at the rate herein provided to be paid on the Securities at the relevant time or times.

Section 607. Disqualification; Conflicting Interests.

(a) The Trustee represents and warrants that it is not aware of any material conflict of interest between its role as Trustee hereunder and its role in any other capacity.

(b) The Trustee shall, within 90 days after it becomes aware that any material conflict exists between its role as Trustee hereunder and its role in any other capacity, either eliminate such conflict of interest or resign in the manner and with the effect specified in this Article.

Section 608. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation incorporated under the laws of Canada or a province thereof and authorized to carry on the business of a trust company and having a combined capital and surplus of at least $5,000,000, and having a principal office in the City of Montreal or the City of Toronto. If such corporation publishes financial statements at least annually, for the purposes of this section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent financial statements so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

Section 609. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by a Majority Securityholders’ Act delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 607(b) after written request therefor by the Company (in the form of a Company Request) or by any Securityholder who has been a bona fide Holder of a Security for at least 6 months, or

(2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company (in the form of a Company Request) or by any such Securityholder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 513, any Securityholder who has been a bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee who shall comply with the applicable provisions of Section 610. If, within twelve months after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by a Majority Securityholders’ Act delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable provisions of Section 610, become the successor Trustee and supersede any successor Trustee appointed by the Company. If no successor Trustee shall have been appointed by the Company or the Securityholders and accepted appointment in the manner required by Section 610, any Securityholder who has been a bona fide Holder of a Security for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of the successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Securityholders in accordance with Section 105 and each such notice shall include the name and address of the principal corporate trust office of the successor Trustee.

Section 610. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company (in the form of a Company Request) or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 611. Merger or Consolidation.

Any corporation into which the Trustee may be merged, amalgamated or converted or with which it may be consolidated, or any corporation resulting from any amalgamation, merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by amalgamation, merger or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

ARTICLE SEVEN

Consolidation, Merger, Conveyance or Transfer

Section 701. Company May Consolidate, etc. only on Certain Terms.

The Company shall not consolidate with, amalgamate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1) the corporation formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by operation of law or by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of Canada or any Province or Territory thereof, and shall (except in any case where such assumption is deemed to have occurred by the sole operation of law), expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, amalgamation, conveyance or transfer and such supplemental indenture, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 702. Successor Corporation Substituted.

Upon any consolidation, or merger, or amalgamation, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 701, the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; provided, however, that no such conveyance or transfer shall have the effect of releasing the Person named as the “Company” in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Securities or coupons unless such conveyance or transfer is followed by the complete liquidation of the Company and substantially all the assets of the Company.

ARTICLE EIGHT

Supplemental Indentures

Section 801. Supplemental Indentures Without Consent of Securityholders.

Without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) for the benefit of the Holders of the Securities to provide for any additional covenant or covenants of the Company or any security for or guarantee of the Securities or to surrender any right or power herein conferred upon the Company; or

(2) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this Clause shall not, in the judgment of the Trustee, adversely affect the interests of the Holders of the Securities or coupons in any material respect; or

(3) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under any applicable law of Canada or of any Province or Territory thereof heretofore or hereafter enacted; or

(4) as required by the provisions of Section 701 (1).

Section 802. Supplemental Indentures With Consent of Securityholders.

When authorized or permitted by a Majority Securityholders’ Act delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities and coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) reduce the requirements of Section 904 for quorum or voting or reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any Majority Securityholders’ Act or for any waiver of compliance with provisions of this Indenture or of defaults hereunder and their consequences provided for in this Indenture, or

(2) modify any of the provisions of this Section or Section 512, or Section 1017, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

It shall not be necessary for any Act of Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 803. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 804. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.

Section 805. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine by Board Resolution, new Securities so modified as to conform, in the opinion of the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE NINE

Meetings of Holders of Securities

Section 901. Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action authorized by this Indenture to be made, given or taken by Holders of Securities.

Section 902. Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 901, to be held at such time and at such place in the City of

Montreal or the City of Toronto as the Trustee or, in case of its failure to act, the Company or the Securityholders calling the meeting, shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to each Holder of Outstanding Securities in the manner provided in this Indenture not less than 21 nor more than 50 days prior to the date fixed for the meeting,

(b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 901, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have either given the notice of such meeting or made the publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, or the Holders of Outstanding Securities in the amount above specified, as the case may be, may determine the time and the place in the City of Montreal or the City of Toronto for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 903. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities, a Person shall be (1) a Holder of one or more Outstanding Securities, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 904. Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. Notice of the reconvening of such adjourned meeting shall be given as provided in Section 902(a), except that such notice may be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of such adjourned meeting shall state expressly the principal amount of the Outstanding Securities which shall constitute a quorum.

At the reconvening of any meeting adjourned for a lack of a quorum, the Persons then present and entitled to vote shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 802 and except where, pursuant to this Indenture, a Majority Securityholders’ Act is required) shall be effectively passed and decided if passed or decided by the Persons entitled to vote a majority in principal amount of Outstanding Securities represented and voting at such meeting.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall (except as limited by the proviso to Section 802) be binding on all the Holders of Securities and coupons, whether or not present or represented at the meeting.

Section 905. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee and the Person nominated by the Trustee to act as chairman of the meeting, or either of them, may make such reasonable regulations as it or he may deem advisable for any meeting or adjourned meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of scrutineers, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it or he shall deem appropriate.

Except as otherwise permitted or required by any such regulations, the holding of any Securities shall be proved in the manner specified in Section 103 and the appointment of any proxy shall be proved in the manner specified in said Section 103 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank, banker or other Person, acceptable to the Trustee, authorized by Section 103 to certify to the holding of Unregistered Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in said Section 103 or other proof.

(b) The Trustee shall, by an instrument in writing, nominate a chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 902(b), in which case the Company, or the Holders of Securities calling the meeting, as the case may be, shall in like manner nominate a chairman.

(c) At any meeting each Holder of a Security, whether present in person or represented by proxy, shall be entitled to one vote for each $1,000 principal amount of Securities held by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or as the proxy of a Holder of a Security.

(d) Any meeting of Holders of Securities duly called pursuant to Section 902 at which a quorum is present may be adjourned from time to time by a resolution passed at such meeting and the meeting may be held as so adjourned without further notice.

Section 906. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and such other information as may be required by the regulations made for the meeting. The chairman of the meeting shall appoint a secretary and may appoint a scrutineer or scrutineers to act at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the scrutineers and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 902 and, if applicable, Section 904. Each copy shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE TEN

Covenants

Section 1001. Payment of Principal and Interest.

The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities, the coupons appertaining thereto and this Indenture.

Section 1002. Maintenance of Places of Registration.

The Company will cause the Central Security Register to be maintained by the Trustee at its principal office in the City of Montreal (or at such other Place of Registration in Canada maintained by the Trustee as may be requested by the Company with the approval of the Trustee) and, subject as hereinafter in this Section provided, will cause Branch Security Registers to be maintained by the Trustee at each of the other Places of Registration.

The Company hereby appoints each Place of Registration where notices and demands to or upon the Company in respect of the Securities and coupons and this Identure may be served.

The Company may at any time and from time to time, with the approval of the Trustee, vary or terminate the appointment of any Branch Security Registrar or appoint other offices or agencies as Branch Security Registrars where Securities may be presented or surrendered for registration, registration of transfer or exchange or where notices or demands to or upon the Company in respect of the Securities and coupons and this Indenture may be served or for any one or more of such purposes; provided however that the Company will maintain an office or agency for all such purposes in each of the Cities of Halifax, Saint John, Montreal, Toronto, Winnipeg, Regina, Calgary and Vancouver. The Company will give prompt written notice to the Trustee of the location of, or of any change in the location of, any Branch Security Registrar.

Section 1003. Money for Security Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on, any of the Securities, segregate and hold in trust for the benefit of the Holders of such Securities and of the coupons for such interest a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest, so becoming due, such sum to be held in trust for the benefit of the Holders of such Securities and of the coupons for such interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

(1) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Holders of such Securities and of the coupons for such interest until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for 6 years after the later of the date of the original deposit or holding in trust of such money by the Company and the date when such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or the relevant coupon shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each of the City of Montreal and the City of Toronto, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1005. Maintenance of Properties.

The Company will cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Securityholders.

Section 1006. Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the President or a Vice-President and by the Treasurer, an Assistant-Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signer thereof, that

(1) a review of the activities of the Company during such fiscal year and of its performance under this Indenture has been made under his supervision and

(2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture through out such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

Section 1007. Corporate Existence.

Subject to Article Seven, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Securityholders.

Section 1008 – Negative Pledge.

The Company will not, and will not permit any Restricted Subsidiary to, create after the date of this Indenture any Mortgage upon any Principal Property of the Company or of any Restricted Subsidiary or upon any shares of capital stock or Debt of any Restricted Subsidiary, whether owned at the date of this Indenture or hereafter acquired by the Company or by any Restricted Subsidiary, to secure any Debt, without making effective provision concurrently with the creation of any such Mortgage whereby the Securities (together with, if the Company shall so determine, any other Debt of the Company ranking equally with or in priority to the Securities and then existing or thereafter created) shall be secured by a Mortgage equally and ratably with such Debt, so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not be applicable to

(i)	Mortgages in favor of the Company or any Wholly-Owned Restricted Subsidiary;

(ii)	any Mortgage to secure a Purchase Money Obligation provided that (A) in the case of any construction or improvement of property, the Mortgage shall not apply to any property owned by the Company or any Restricted Subsidiary at the time of the commencement of such construction or improvement, other than any real or immoveable property which is substantially unimproved for the purposes of the Company or any Restricted Subsidiary and on which the property so constructed or the improvement is located, and other than any machinery or equipment installed at any time so as to constitute immoveable property or a fixture on the real property on which the property so constructed, or the improvement, is located and (B) in the case of any acquisition of property, the Mortgage shall not apply to any property owned by the Company or any Restricted Subsidiary immediately prior to the consummation of the acquisition;

(iii)	Mortgages securing obligations issued by Canada or any province or territory thereof, a State or the District of Columbia or any territory or possession of the United States of America, or any political subdivision, agency or authority of any of the foregoing, to finance the acquisition, construction or improvement of property subject to such Mortgages, including without limitation Mortgages incurred in connection with pollution control, industrial revenue or similar financings;

(iv)	any Mortgage required to be given or granted by any Restricted Subsidiary pursuant to the terms of any trust deed or similar document entered into by such Restricted Subsidiary prior to the date it became a Restricted Subsidiary;

(v)	Mortgages under the Debenture Trust Deed;

(vi)	any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Mortgage referred to in clauses (i) to (v) inclusive above provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and

(vii)	a Mortgage not excepted by clauses (i) through (vi) above, provided that after giving effect thereto Exempted Debt does not exceed 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.

Section 1009 – Sale and Leaseback Transactions.

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person (other than the Company or a Restricted Subsidiary) providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether owned at the date of this Indenture or hereafter acquired (except for leases for a term of not more than three years), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (other than the Company or a Restricted Subsidiary) with the intention of taking back a lease of such property (herein referred to as a “Sale and Leaseback Transaction”) unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair value (as determined by the Board of Directors) of such property and unless:

(i)	the Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and ratably securing the Securities, to create a Mortgage on such property to secure a Debt in an amount at least equal to the Attributable Obligation in respect of such Sale and Leaseback Transaction pursuant to the provisions of Section 1008, or

(ii)	the Company or such Restricted Subsidiary shall apply an amount equal to the net proceeds of such sale or transfer within 100 days after receipt thereof to (x) the retirement (other than any mandatory retirement or by way of payment at maturity) of Senior Funded Debt of the Company or any Funded Debt of any Restricted Subsidiary or (y) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in such sale) forming part of or constituting Principal Property having a value at least equal to the net proceeds of such sale.

(b) Notwithstanding the provisions of paragraph (a) of this Section 1009, the Company or any Restricted Subsidiary may enter into Sale and Leaseback Transactions in addition to those permitted by paragraph (a) of this Section 1009, and without any obligation to retire any Securities or other Funded Debt or to acquire property, facilities or equipment, provided that at the time of entering into such Sale and Leaseback Transactions and after giving effect thereto Exempted Debt does not exceed 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.

Section 1010 – Limitation on Additional Debentures.

(a) The Company will not after the date hereof issue any debentures under the Debenture Trust Deed except debentures which may be issued, as provided in the Debenture Trust Deed, in respect of debentures which have been surrendered for transfer, exchange or substitution or which may be issued in replacement of debentures mutilated, destroyed, lost or stolen.

(b) Nothing in this Indenture shall in any way affect or be deemed to affect the liens created or to be created by or pursuant to the Debenture Trust Deed on any property, rights or assets heretofore or hereafter acquired by the Company, nor prevent the Company from taking any action reasonably deemed necessary by it in order to comply with the requirements of the Debenture Trust Deed.

(c) The Company will not amend the Debenture Trust Deed or any of the debentures issued thereunder to increase the types of property subject to the Mortgage created pursuant thereto (without equally and ratably securing the Securities) or otherwise amend the Debenture Trust Deed in a manner materially adverse to the interests of the Securityholders.

Section 1011 – Limitation on Funded Debt.

The Company will not and will not permit any Restricted Subsidiary to incur or otherwise become liable for any Funded Debt unless, after giving effect thereto, the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries shall be at least equal to 200% of the principal amount of the Consolidated Funded Debt of the Company and its Restricted Subsidiaries.

The above provisions of this Section 1011 shall not prevent

(a) the Company or any Restricted Subsidiary from becoming liable for any Funded Debt for the purpose of extending, renewing or refunding, in whole or in part, any Funded Debt of the Company or any Restricted Subsidiary then outstanding, so long as the aggregate principal amount of the outstanding Consolidated Funded Debt of the Company and its Restricted Subsidiaries is not thereby increased;

(b) the Company from becoming liable for any Funded Debt to a Wholly-Owned Restricted Subsidiary;

(c) any Restricted Subsidiary from becoming liable for any Funded Debt to the Company or to a Wholly-Owned Restricted Subsidiary;

(d) the assumption by the Company or any Restricted Subsidiary of any Funded Debt of a corporation at the time such corporation becomes a Restricted Subsidiary or at the time such corporation is merged into (by transfer of assets or otherwise), or amalgamated with, the Company or such Restricted Subsidiary; and

(e) the issue or assumption by the Company or any Restricted Subsidiary of Purchase Money Obligations.

Section 1012 – Limitation on Funded Debt of Restricted Subsidiaries.

The Company will not permit any Restricted Subsidiary to incur or otherwise become liable for any Funded Debt, provided that this provision shall not prevent

(a) a Restricted Subsidiary from becoming liable for any Funded Debt referred to in paragraphs (c), (d) or (e) of Section 1011;

(b) a Restricted Subsidiary from becoming liable for any Funded Debt for the purpose of extending, renewing or refunding, in whole or in part, any Funded Debt of such Restricted Subsidiary then outstanding, so long as the aggregate principal amount of the outstanding Consolidated Funded Debt of the Company and its Restricted Subsidiaries is not thereby increased;

(c) any Restricted Subsidiary from becoming liable for any Funded Debt in respect of or in connection with obligations issued by Canada or any province or territory thereof, a State or the District of Columbia or any territory or possession of the United States, or any political subdivision, agency or authority of any of the foregoing, to finance the acquisition, construction or improvement of property (including without limitation Funded Debt in respect of or in connection with pollution control, industrial revenue or similar financings), provided that, after giving effect to such Funded Debt, the provisions of the first paragraph of Section 1011 are met;

(d) any Restricted Subsidiary from becoming liable for any Funded Debt if, after giving effect thereto, (i) the aggregate principal amount of all outstanding Funded Debt as described in this paragraph (d) does not exceed 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries and (ii) the provisions of the first paragraph of Section 1011 are met.

(e) any Restricted Subsidiary from becoming liable for any Funded Debt elected to be incurred as Exempted Debt if, after giving effect thereto, (i) Exempted Debt does not exceed 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries and (ii) the provisions of the first paragraph of Section 1011 are met.

Section 1013 – Restrictions on Dividends and Acquisition of Shares.

The Company will not declare or pay any dividends (other than stock dividends) on any shares of its capital stock or purchase, redeem, reduce or otherwise pay off any shares of its capital stock, unless, after giving effect to such action, the sum of (a) the aggregate amounts declared and/or paid as dividends (other than stock dividends) on any shares of its capital stock subsequent to December 31, 1985 and (b) the aggregate amounts distributed and/or paid on the purchase, redemption, reduction or other payment off of any shares of its capital stock subsequent to December 31, 1985 will not be in excess of an amount equal to the sum of the Consolidated Net Income (whether positive or negative) of the Company and its Subsidiaries earned subsequent to December 31, 1985, plus the aggregate amounts received by the Company subsequent to December 31, 1985 as the net proceeds of sales of shares of its capital stock plus $100,000,000;

provided, however, that this covenant shall not prevent the Company from paying dividends on or satisfying mandatory retirement provisions in respect of any of the preferred shares of its capital stock heretofore or hereafter issued.

Section 1014 – Limitation on Sale of Funded Debt of Restricted Subsidiaries.

The Company will not, nor will it permit any Restricted Subsidiary to, sell or otherwise dispose of (other than to the Company or a Restricted Subsidiary) any Funded Debt of a Restricted Subsidiary which is owned by the Company or by such Restricted Subsidiary until such time as the Restricted Subsidiary whose Funded Debt is so owned has ceased to be a Subsidiary.

Section 1015 – Calculations.

For the purposes of the calculations required to be made under Sections 1008, 1009, 1011 and 1012:

(1)

When determining any ratio between Consolidated Net Tangible Assets and the principal amount of Consolidated Funded Debt, such determination shall be made by the Board of Directors (who may determine such Consolidated Net Tangible Assets to be not less than a stated amount without determining the exact amount thereof), on the basis of the most recent financial statements or financial data made available to the Board of Directors, as at a date not more than 120 days prior to the date of the adoption of the resolution of the Board of Directors authorizing the issue of the Funded Debt in respect of which such ratio is being determined, and there shall be taken into calculation all issues and retirements of Funded Debt (without duplication) and of shares of capital stock and the proceeds of such issues and the expenditures on such retirements made and received and to be made and received, as the case may be, and such change in the value of Consolidated Net Tangible Assets as the Board of Directors shall deem material, subsequent to the date as of which such determination is being made up to and including the date of the first delivery of any of the Funded Debt authorized by such resolution and including all the other Funded Debt which have been authorized for issue by said resolution and the estimated net proceeds to be received on the issue of such other Funded Debt;

(2)

when determining any ratio between Exempted Debt and Consolidated Net Tangible Assets, such determination (which may stipulate such Consolidated Net Tangible Assets to be not less than a stated amount without stipulating the exact amount thereof) shall be made by a financial officer of the Company, on the basis of the most recent available financial statements or financial data, as at a date not more than one hundred and twenty (120) days prior to the date on which the Exempted Debt in respect of which such ratio is being determined is to be incurred or, in the case of an Attributable Obligation, the date on which the Sale and Leaseback Transaction is to be entered into, and there shall be taken into calculation all issues and retirements of Funded Debt and Exempted Debt (without duplication) and of shares of capital stock and the proceeds of such issues and the expenditures on such retirements made and received, as the case may be, and such change in the value of Consolidated Net Tangible Assets as shall be deemed material, subsequent to the date as of which such determination is being made up to and including the first date on which any of the Exempted Debt in respect of which such determination is being made is to be incurred or entered into and including all the other Exempted Debt which have been concurrently authorized for issue and the estimated net proceeds to be received on the issue of such other Exempted Debt;

(3)	there shall be excluded from such calculations all Exempted Debt and Funded Debt of the Company payable to a Restricted Subsidiary or of any Restricted Subsidiary payable to the Company or to any other Restricted Subsidiary; and

(4)	all such calculations and determinations shall be made in accordance with generally accepted accounting principles.

Section 1016. Purchase Fund.

In each calendar quarter commencing with the quarter beginning on July 1, 1992, the Company will make all reasonable efforts to purchase in the open market in Canada, at such time or times as the Company in its discretion shall determine, at a price or prices not exceeding in each case the principal amount thereof plus accrued and unpaid interest and costs of purchase, up to $1,125,000 principal amount of the Securities which Securities (together with all unmatured coupons, if any, appertaining thereto) so purchased shall be promptly surrendered by the Company to the Trustee for cancellation.

If in any such calendar quarter the Company shall, for any reason, including the fact that the Securities did not trade at or below the aforesaid maximum price, be unable, by the exercise of all reasonable efforts, to purchase as aforesaid, the maximum principal amount of Securities which it is obliged by this Section 1016 to endeavour to purchase during such quarter, then the Company shall not be in default hereunder, but in each such case the maximum principal amount of the Securities which it shall be obliged to make all reasonable efforts to purchase as aforesaid during the next succeeding calendar quarters shall be increased by that amount which is equal to the difference between the maximum principal amount of Securities which the Company was obliged to endeavour to purchase during such first mentioned quarter and the principal amount of Securities actually purchased during such first mentioned quarter in discharge of that obligation.

Provided that:

(a) If during any calendar quarter the obligation of the Company to endeavour to purchase Securities under this Section 1016 is in excess of $1,125,000 as aforesaid, then the principal amount of Securities purchased hereunder during such calendar quarter shall be deemed to be applied first in reduction of such excess, and if the principal amount so purchased is insufficient to discharge fully the obligation with respect to the entire such excess, it shall be deemed to be applied to the discharge of the respective amounts thereof arising in respect of each of the preceding calendar quarters in the order of their respective dates, beginning with the earliest such quarter;

(b) Where an obligation to endeavour to purchase Securities has been initially incurred in respect of any calendar quarter and during the next seven succeeding calendar quarters has not been deemed to have been fully discharged by virtue of subsequent purchases of Securities determined as aforesaid, then the amount of the aggregate obligation of the Company in respect of the eighth succeeding calendar quarter shall be deemed to have been reduced by an amount equal to the remaining undischarged amount of such first mentioned obligation; and

(c) The Company may, in the discharge of its obligation under this Section 1016 in respect of any calendar quarter, surrender to the Trustee in respect of that quarter, Securities (together with all unmatured coupons, if any, appertaining thereto) which may have been redeemed or purchased by it during such quarter otherwise than pursuant to such obligation, and upon any such surrender, the principal amount of the Securities which the Company is by this Section obliged to endeavour to purchase during such calendar quarter shall be deemed to have been reduced by an amount equal to the aggregate principal amount of the Securities so surrendered.

Section 1017. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in this Article Ten, if before or after the time for such compliance the Securityholders shall, by a Majority Securityholders’ Act, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

Redemption and Purchase of Securities

Section 1101. Right of Redemption.

The Securities will be redeemable, at the Company’s option, in whole at any time or in part from time to time, on not more than 60 and not less than 30 days prior notice at the higher of the Canada Yield Price (as defined below) and 100% of the principal amount thereof, together in each case with accrued and unpaid interest to the date fixed for redemption.

“Canada Yield Price” shall mean, in effect, a price equal to the price of the Securities calculated to provide a yield to maturity equal to the Government of Canada Yield plus 0.50% on the business day preceding the date of the resolution authorizing the redemption or if such price is being calculated for the purpose of Section 1109, on the business day preceding the date of purchase. “Government of Canada Yield” on any date shall mean, in effect, the yield to maturity on such date compounded semi-annually which a non-callable Government of Canada Bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to the remaining term to maturity of the

Securities. The Government of Canada Yield will be provided by two Canadian investment dealers, Wood Gundy Inc. and Lévesque, Beaubien Inc., or such other Canadian investment dealer or dealers as the Company may determine from time to time and as may be acceptable to the Trustee.

Section 1102. Applicability of Article.

Redemption of Securities by the Company shall be made in accordance with this Article.

Section 1103. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 1104. Selection by Trustee of Securities to be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities not previously called for redemption by such method as it shall deem equitable and which may provide for the selection for redemption of portions (equal to $1,000 or a multiple thereof) of the principal of Securities of a denomination larger than $1,000.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security which has been or is to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

Section 1105. Notice of Redemption.

Notice of the proposed redemption shall be given in the manner provided in this Indenture to each Holder of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date; provided that where any such notice is being given to the Holders of Unregistered Securities, the same shall be published in an Authorized Newspaper in each of the Cities of Montreal and Toronto once in each of 4 successive calendar weeks, the first publication to be not less than 30 nor more than 60 days prior to the Redemption Date.

If notice is published as aforesaid, neither failure to give notice by mail, nor defect in any notice so mailed, shall affect the validity of the proceedings for such redemption.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest thereon shall cease to accrue on and after said date, and

(5) the place where such Securities are to be surrendered for payment of the Redemption Price.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name of and at the expense of the Company.

Section 1106. Deposit of Redemption Price.

At least one business day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on such Redemption Date.

Section 1107. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and on and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest and all coupons appertaining to such Securities which represent instalments of interest to become due after the Redemption Date shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date, provided, however, that instalments of interest on Coupon Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest and provided, further, that instalments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 307. Interest maturing on or prior to the Redemption Date shall continue to be payable (but without interest thereon, unless the Company shall default in the due payment or provision for payment thereof) in the case of Coupon Securities to the bearers of the coupons for such interest upon surrender thereof, and in the case of Fully Registered Securities to the Registered Holders thereof according to their terms in the customary manner.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

If any Coupon Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted.

Section 1108. Securities Redeemed in Part.

Any Security which is to be redeemed only in part may, at the option of the Holder,

(1) be presented to the Trustee or Paying Agent for notation thereon of the payment as of the Redemption Date of the redeemed portion of the principal thereof, or

(2) be surrendered (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination or denominations as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the principal of the Security so surrendered.

Section 1109. Purchase of Securities

At any time when the Company is not in default hereunder it may purchase for cancellation all or any Securities in the market or by tender or by private contract, provided that the prices at which such Securities may be purchased shall not exceed the Redemption Price (including accrued interest) at which such Securities could, at the time of purchase, be redeemed by the Company at its option, plus costs of purchase. All Securities so purchased shall be delivered to the Trustee and shall be cancelled by it and no Securities shall be issued in substitution therefor.

ARTICLE TWELVE

Counterparts and Language

Section 1201. Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1202. Language

The parties hereto have expressly requested and agreed that this Trust Indenture be in the English language. Les parties aux présentes ont expressément requis et convenu que la présente convention de fiducie soit rédigée en anglais.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

DOMTAR INC.

(signed)	Derek J. Speirs

(signed)	A. Gascon

COMPAGNIE MONTREAL TRUST – MONTREAL TRUST COMPANY

(signed)	Dominique Carriére

(signed)	C. Lebel